EXHIBIT 99.2


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                                 MIKE PIPPIN LLC

               Professional Petroleum Engineer - NM License #6626
                 3104 N. Sullivan, Farmington, NM 87401

                        505-327-4573 - mike@pippinllc.com



                           DIVERSIFIED RESOURCES, INC.

                     Reserve Estimate and Financial Forecast
                               All PDP & PUD Wells
                               San Juan County, NM
                                     11/7/14


ASSIGNMENT:

   1. Determine the present worth and remaining proved developed reserves (PDP) in the existing recently acquired oil wells in San Juan County.

   2. Identify proved undeveloped reserves (PUD) and their present worth of this recently acquired acreage.


METHOD:

     1. I gathered the necessary data on the 54 existing oil wells from Dwight's Energy Production Data. I then utilized Petroleum Engineering software, "Power Tools", by IHS Energy to assign a decline curve and production forecast for each producing well. The decline curves and their forecasts were then added together to obtain the total remaining PDP reserves and their present worth. The assumptions necessary to run the economics were made with Jubal Terry and are listed below.

     2. Using offset production from both Diversified operated and outside operated oil wells and Diversified's acreage, Jubal Terry and I determined the location for each Proved Undeveloped well. Each PUD well was assigned a production forecast and ultimate recovery based on nearby production and the Gallup Structure Map. The initial production rate and ultimate recovery for each PUD well was risked by 0.75. All 74 PUD wells were then added together to obtain the total PUD reserves and their total present worth.

RESULTS:

     1. The PDP results are presented on a production curve, which indicates the total historical production (from 1970) on these 54 existing oil wells along with the total field forecast (Exhibit #1). The forecast is also presented in tabular form along with the economics in the Annual Cash Flow Report (Exhibit #2). Fifteen of these wells had so little production that they could not be included in this report. Obviously, a portion of these 15 wells will be returned to economic production while others may need to be plugged and abandoned. The estimated total gross forecast of future reserves for the 54 existing PDP oil wells is 251,486 BO with a present worth at 5% of $5,400,517. It was assumed that each well would be plugged when production declined to below 0.3 BOPD or became uneconomical. No gas sales were assigned to these wells.


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     2.   Jubal Terry and I have identified 74 Proved Undeveloped locations. The total forecast decline curve for the risked (75%) proved undeveloped drilling locations can be seen on Exhibit #3. The forecast is also presented in tabular form along with the economics in the Annual Cash Flow Report, Exhibit #4. The estimated total gross forecast of future reserves for the 74 PUD oil wells is 3,298,488 BO with a present worth at 5% of $94,731,824.


  Summary of Estimated Reserves and Calculated Present Worth Before Federal Tax
  -----------------------------------------------------------------------------

                                                                   NET PRESENT VALUE THOUSAND
                            NUMBER     GROSS OIL    NET OIL       OF US DOLLARS DISCOUNATYED @
   RESERVE      NUMBER     OF WELLS    RESERVES     RESERVES    ---------------------------------
   CATEGORY    OF WELLS     DRILLED     (BBLS)       (BBLS)      1%        5%      10%        15%
-------------------------------------------------------------------------------------------------
    PROVED
   DEVELOPED      54         54         251,486      188,614     6,849   $5,401   $4,284    $3,561
-------------------------------------------------------------------------------------------------
    RISKED
    PROVED
  UNDEVELOPED     74          0       3,298,488    2,473,866  $125,521  $94,732  $72,011   $57,487
--------------------------------------------------------------------------------------------------

     TOTAL       128         54       3,549,974    2,662,480  $132,370 $100,133  $76,295   $61,048
--------------------------------------------------------------------------------------------------

ASSUMPTIONS

1.   Net Price of oil- $70/bbl.
2.   Oil price escalator is 3% per year.
3.   No gas sales.
4.   Effective date is 1/1/15.
5.   Operating expenses are $800/mo/well.
6.   Expense escalator is 3% per year.
7.   WI / NRI is 100% / 75%
8.   State Tax (NM): severance is 7.09% & Ad Valorem is 2%
9.   The risk factor on all PUD reserves and economics is 0.75
10.  Drilling, Completion, & Facilities costs are $425,000.
11. Economics & production for each well ends at its economic limit or when oil production falls below 0.3 BOPD.
12.  No salvage value or P&A costs was included in the economics.
13.  No equipping costs for existing wells was included in the economics.
14.  All PUD wells start production on 1/1/15.

If you have any questions or changes, please contact me at 505-327-4573 or e-mail at mike@pippinllc.com.